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                                                                  Exhibit 11


             AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE





                                                        Year Ended December 31,
                                                  ------------------------------------
                                                       1996          1995       1994
                                                   ------------  ----------  ---------
                                                         (Dollars in Thousands
                                                         Except Per Share Data)
Primary
-------
Shares outstanding, beginning of period            50,000,000  50,000,000  50,000,000

Weighted average shares issued during period:
  Stock offering                                    5,945,206           -           -
  Employee benefit plans                               30,032           -           -
                                                   ----------  ----------  ----------
      Weighted average primary shares outstanding  55,975,238  50,000,000  50,000,000
                                                   ==========  ==========  ==========

Net income                                         $  169,706  $  178,264  $  184,558
                                                   ==========  ==========  ==========

Net income per primary common share                $     3.03  $     3.57  $     3.69
                                                   ==========  ==========  ==========

Fully Diluted
-------------
Shares outstanding, beginning of period            50,000,000  50,000,000  50,000,000

Weighted average shares issued during period:
  Stock offering                                    5,945,206           -           -
  Employee benefit plans                               30,032           -           -
                                                   ----------  ----------  ----------
Weighted average fully diluted shares outstanding  55,975,238  50,000,000  50,000,000
                                                   ==========  ==========  ==========

Net income                                         $  169,706  $  178,264  $  184,558
                                                   ==========  ==========  ==========

Net income per fully diluted common share          $     3.03  $     3.57  $     3.69
                                                   ==========  ==========  ==========



Note: The fully diluted calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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